UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 4, 2015

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 4, 2015, DuPont Fabros Technology, L.P. (the “Operating Partnership”), the operating partnership of DuPont Fabros Technology, Inc. (the “Company”), the Company, and certain of the Operating Partnership’s subsidiaries entered into an Underwriting Agreement (the “Agreement”) with SunTrust Robinson Humphrey, Inc., as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of $250,000,000 aggregate principal amount of the Operating Partnership’s 5.625% senior notes due 2023 (the “Notes”) at a public offering price of 99.205% of their face value.

The Company estimates that the net proceeds from the Notes offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $244.4 million. The Company intends to use all of the net proceeds from the Notes offering for the repayment of amounts outstanding under its unsecured credit facility and for general corporate purposes, including funding its development activities.

The Operating Partnership, the Company and the Subsidiary Guarantors (as defined below) made certain customary representations, warranties and covenants concerning the Operating Partnership, the Company, the Subsidiary Guarantors and the Registration Statement (as defined below) in the Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Notes were issued pursuant to an Indenture, dated as of June 9, 2015 (the “Base Indenture”), by and among the Operating Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Operating Partnership, the Company, the Subsidiary Guarantors and the Trustee.

The Notes have been registered under the Act, pursuant to a shelf registration statement of Form S-3 (File No. 333-204635) (the “Registration Statement”) previously filed by the Company, the Operating Partnership and the Subsidiary Guarantors with the Securities and Exchange Commission under the Act.

The following is a brief summary of the material terms and conditions of the Indenture:

Interest – The Notes will bear interest from June 9, 2015 at a rate of 5.625% per annum. The Operating Partnership will pay interest on the Notes semi-annually, in arrears, on December 15 and June 15 of each year, beginning December 15, 2015.

Maturity – The Notes will mature on June 15, 2023.

Guarantees – The Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by the Company and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1 and SC1 data centers, and the SC2 parcel of land (collectively, the “Subsidiary Guarantors”), but excluding the Operating Partnership’s subsidiaries that own the ACC3 and ACC7 data centers, the CH2 data center under development, the ACC8 parcel of land, the Operating Partnership’s taxable services subsidiary, DF Technical Services, LLC, and the Operating Partnership’s property management subsidiary, DF Property Management LLC.

Ranking – The Notes rank (i) equally in right of payment with all of the Operating Partnership’s existing and future unsecured indebtedness, (ii) senior in right of payment to all of the Operating Partnership’s existing and future subordinated indebtedness, (iii) effectively subordinate in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and (iv) structurally subordinate, and effectively junior, to all liabilities of any subsidiaries of the Operating Partnership that do not guarantee the Notes. The guarantees of the Notes by the Company and the Subsidiary Guarantors rank (i) equally in right of payment with all of such guarantors’ existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantors’ existing and future subordinated indebtedness and (iii) effectively subordinate in right of payment to all of such guarantor’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness).

Optional Redemption by the Operating Partnership – At any time prior to June 15, 2018, the Operating Partnership may redeem the Notes, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. On or after June 15, 2018, the Operating Partnership may redeem the Notes, in whole or in part, at (i) 104.219% from June 15, 2018 to June 14, 2019, (ii) 102.813% from June 15, 2019 to June 14, 2020, (iii) 101.406% from June 15, 2020 to June 14, 2021 and (iv) 100.000% of the principal amount of the Notes from June 15, 2021 and thereafter, in each case plus accrued and unpaid interest.

In addition, on or prior to June 15, 2018, the Operating Partnership may redeem up to 35% of the Notes at 105.625% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings consummated by the Company or the Operating Partnership.

Repurchase Obligations by the Operating Partnership – If there is a change of control (as defined in the Indenture) of the Operating Partnership or the Company, the Operating Partnership must offer to purchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances the Operating Partnership may be required to use the net proceeds of asset sales to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

Operating Covenants – The Indenture contains certain covenants limiting or prohibiting the ability of the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries, (vi) engaging in sales of assets or (vii) engaging in certain mergers, consolidations or transfers of all or substantially all assets. The Indenture also requires the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture.

Events of Default – The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, the holders of the Notes or the Trustee may declare the Notes due and immediately payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above relating to the Indenture is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this report relating to the Indenture is incorporated by reference in this Item 3.03. The Indenture described in Item 1.01 contains a covenant that restricts the Company’s ability to pay dividends in certain circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 4, 2015, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

4.1	Indenture, dated June 9, 2015, by and among DuPont Fabros Technology, L.P. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated June 9, 2015, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

4.3	Form of 5.625% Senior Notes due 2023 (included in Exhibit 4.2).

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes.

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

June 9, 2015	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 4, 2015, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and SunTrust Robinson Humphrey, Inc.

4.1	Indenture, dated June 9, 2015, by and among DuPont Fabros Technology, L.P. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated June 9, 2015, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

4.3	Form of 5.625% Senior Notes due 2023 (included in Exhibit 4.2).

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes.

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)